As filed with the Securities and Exchange Commission on April 20, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMESITE INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	82-3431717
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

607 Shelby Street, Suite 700 PMB 214

Detroit, MI 48226

(734) 876-8141

(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)

Anne Marie Sastry, Ph.D.

Chief Executive Officer

Amesite Inc.

607 Shelby Street, Suite 700 PMB 214

Detroit, MI 48226

(734) 876-8141

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq. Sean F. Reid, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Tel.: (212) 653-8700	Ralph De Martino, Esq. Cavas Pavri, Esq. ArentFox Schiff LLP 1717 K Street, NW Washington, DC 20006

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 20, 2026

2,777,778 Shares of Common Stock

and accompanying Warrants to purchase up 2,777,778 Shares of Common Stock

2,777,778 Shares of Common Stock Underlying such Warrants

Pre-Funded Warrants to purchase up to 2,777,778 Shares of Common Stock

2,777,778 Shares of Common Stock Underlying such Pre-Funded Warrants

Amesite Inc.

We are offering  2,777,778 shares of our common stock, par value $0.0001 per share, together with accompanying warrants to purchase up to 2,777,778 shares of common stock at an assumed combined public offering price of $1.80 per share and accompanying warrant, the last reported sale price of our common stock as reported on The Nasdaq Capital Market on April 15, 2026. Each warrant will have an exercise price of $1.80 per share (based on an assumed combined public offering price of $1.80 per share and accompanying warrant, the last reported sale price of our common stock as reported on The Nasdaq Capital Market on April 15, 2026), will be exercisable immediately and will expire on the 5-year anniversary of the initial exercise date. The shares of our common stock and the warrants are immediately separable and will be issued separately, but they will be purchased together in this offering. The actual public offering price per share of common stock will be determined between us and the underwriters at the time of pricing and may be at a discount to this assumed offering price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We are also offering to each purchaser whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase shares of common stock and the accompanying warrant, in lieu of common stock and the accompanying warrant. The purchase price of each pre-funded warrant is equal to the price per common stock and the accompanying warrant being sold to the public in this offering, minus $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell, the number of shares of common stock that we are offering will be decreased on a one-for-one basis.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AMST”. There is no established trading market for the pre-funded warrants or warrants and we do not intend to list the pre-funded warrants or warrants on any securities exchange or nationally recognized trading system. On April 15, 2026, the last reported sales price of our common stock was $1.80 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

You should read this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference,” carefully before you invest in any of our securities.

Investing in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Public offering price	$	$	$
Underwriting discount(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the public offering price payable to the underwriters. We refer you to “Underwriting” beginning on page 31 of this prospectus for additional information regarding underwriting compensation.

We have granted a 30-day option to the representative of the underwriters to purchase up to 416,667 additional shares of common stock and/or pre-funded warrants to purchase up to 416,667 shares of common stock and/or warrants to purchase up to 416,667 shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver the securities to purchasers on or about                         , 2026.

The date of this prospectus is                    , 2026

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ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Documents by Reference,” before deciding to invest in our securities.

Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus filed with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The underwriters are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industry in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions, and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies, and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

For investors outside the United States (“U.S.”): We and the underwriters have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the U.S.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”) that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

Amesite, Inc.’s suite of assets is collectively referred to as our “Site.” Our Site includes all of our products and services and all of the technology and business services that create them, in part or whole: a blend of software, hardware, content, and technology that includes everything from behind-the-scenes processes to the user interface, our website, data handling, communication, and advanced analytics. The NurseMagic™ website available at https://www.nursemagic.ai, and/or our mobile app available at https://app.nursemagic.ai, NurseMagic™ is a product owned and operated by Amesite, Inc. (“Amesite,” “we,” “our,” or “us”).

The following is a summary of risks related to our Site:

●	our planned expansions and improvements to our Site, and our ability to deliver solutions that demonstrably offer meaningful return on investment (ROI) to our customers;

●	our ability to deliver our Site to our customers at a price point that enables us to generate sufficient revenue to become profitable;

●	our ability to continue as a going concern;

●	our need to raise substantial additional capital to fund our operations;

●	our ability to obtain and maintain intellectual property protection for our technologies and our ability to operate our business without infringing the intellectual property rights of others;

●	our dependence on third parties to conduct our business and studies;

●	our ability to obtain the necessary regulatory approvals to market and commercialize our product candidates;

●	our ability to attract and retain qualified key management and technical personnel;

●	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act, or JOBS Act;

●	our financial performance;

●	the impact of government regulation and developments relating to our competitors or our industry; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus and the information incorporated by reference herein. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” and our financial statements and related notes included elsewhere in this prospectus and incorporated by reference herein. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “Amesite,” or “the Company” refer to Amesite Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

Overview

Amesite is a technology company focused on building and commercializing AI-powered solutions for the healthcare sector, with particular emphasis on the post-acute care market. In fiscal 2025, we completed our pivot from an education-centric model to one firmly anchored in the demands and opportunities of healthcare—a shift driven by the scale, complexity, and attractive growth potential of this sector.

We operate through two product lines under our NurseMagic™ brand: a B2C (direct-to-practitioner) app and a B2B (enterprise) platform. These solutions directly address operational, compliance, and efficiency challenges faced by healthcare professionals and organizations.

Our B2C NurseMagic™ app connects directly with working nurses and caregivers, providing tools to reduce documentation time, simplify communication, and support daily workflow. Feedback and usage patterns from these users have been instrumental, allowing us to rapidly refine features and ensure our offerings are relevant to current industry demands.

Building on these real-world insights, our B2B NurseMagic™ solution serves healthcare businesses—including home health, skilled nursing, hospice, and non-clinical segments. Enterprises adopting NurseMagic™ see improvements in workflow efficiency, data security, and regulatory compliance, all foundational to driving sustainable business performance. Our offerings are engineered for fast, secure deployment and measurable value in demanding business environments.

We believe that we have a pathway to deliver AI solutions impactfully, quickly, and compliantly across this expansive, underserved segment. Adoption by both caregivers and enterprise partners demonstrates the relevance and commercial fit of our technology. Growth in contracted organizations and end users, alongside positive market feedback, provides further confidence in the direction we have chosen—even as we remain measured and pragmatic about future expansion. Significant risks remain for us in the space as we navigate customer, regulatory and user requirements, while continuing to strive to offer innovative solutions. We face substantial competition from existing players, who have already overcome these hurdles. Though we are committed to delivering innovation to a space that we believe is hungry for it, we will also have the additional work of convincing customers to choose our technology-driven approach.

Our Amesite Engage platform, meanwhile, remains a performant solution for its user base, though we are not dedicating resources to its growth.

Overall, we believe that we have consistently endeavored to provide strong fiscal discipline, launching and scaling innovative products while managing costs and prioritizing efficient resource allocation. We believe this disciplined approach strengthens our potential to grow responsibly, and ultimately, profitably.

Our Sales and Marketing Motions

Amesite’s go-to-market strategy for NurseMagic™ is distinctly structured for B2C and B2B audiences, leveraging our growing insights from both segments to build market share, drive recurring revenue, and establish the brand as a trusted, high-value solution for all individual nurses, and for businesses in post-acute care.

B2C Sales and Marketing

For individual nurses and caregivers, we offer a free version of NurseMagic™. This approach lowers barriers to adoption and enables us to gather invaluable, real-world feedback quickly, helping us refine features, tailor language, and build a user community that advocates for the product. Our B2C marketing utilizes digital outreach, targeted social media campaigns and community engagement to increase awareness and credibility. The app’s everyday utility and ease-of-use are promoted through user testimonials, while customer support and product updates sustain positive reviews and word-of-mouth growth. Widespread adoption among practitioners enhances our reputation and provides invaluable reference points as we approach enterprise buyers.

B2B Sales and Marketing

Our B2B sales effort targets healthcare enterprises operating in post-acute settings, spanning home health, skilled nursing, hospice, assisted and senior living centers. Our sales motion is outcome-focused: we identify organizations facing acute staffing and operational pain, then directly connect with decision-makers. Our B2C solution offers a free version, enabling decision-makers to test the app and quickly validate impact and reduce hesitancy. We emphasize NurseMagic™’s potential to save time, support regulatory compliance, enhance documentation accuracy, and drive measurable improvements in staff efficiency and retention. We strive to deploy rapidly, ensuring business continuity and value realization. Feedback from both administrators and frontline staff informs product development and strengthens our relationships with enterprise customers.

Our disciplined, evidence-based approach in both segments supports Amesite’s reputation as a partner that delivers real solutions to pressing business challenges, helping drive strong adoption, build reference customers, and sustain healthy growth, even in complex, compliance-intensive markets.

Our Technology and Pipeline

Amesite’s technology platform is purpose-built to rapidly deliver high-impact, compliant solutions across healthcare and corporate learning. We power both our NurseMagic™ and Amesite Engage products from a coordinated infrastructure built for security, flexibility, and speed.

Our core architecture uses modern, best-in-class languages and frameworks for both client and server-side development, supporting robust, scalable front-end tools. This design gives our engineering team exceptional agility, simplifying the integration of new functionalities and APIs as soon as they become available. By leveraging both widely adopted technologies and proprietary models, trained on selectively curated datasets, we aim to deliver meaningful, real-world improvements for our customers.

Notable milestones include the commercialization of NurseMagic™ for both B2C and B2B users, the rollout of HIPAA-compliant enterprise workflows, and deployment of features specifically requested by frontline healthcare professionals. We also invested in our data infrastructure, ensuring continual performance improvement while maintaining data security and compliance.

We collect information on user behavior and product use, only with full user consent, to drive product enhancements. Our data practices prioritize security, confidentiality, and compliance with evolving regulations, especially relevant in complex healthcare contexts.

Agility is a central goal of our R&D culture. Our team, benefiting from decades of collective experience in technology, endeavors to deliver continuous improvement against stringent, best-in-class metrics. We launch more than five new features and capabilities per week, prioritizing those that solve urgent user problems and are directly usable by our customers. All R&D resources are squarely dedicated to delivering tangible improvements in user experience and operational impact.

Our deployments are designed for simplicity and scale: NurseMagic™ aims to be fully deployable to every type of employee in an enterprise, requiring no external system integration, and is administered entirely within the app. Feature sets are intended to be configurable to individual customer needs, allowing organizations to adapt our solution to their workflows and rapidly realize value.

Our relentless focus on innovation, speed, and user impact underpins Amesite’s mission to stay ahead of the curve, helping drive customer satisfaction, adoption, and business performance across rapidly evolving market segments.

Corporate Information

Our principal executive offices are located at 607 Shelby Street, Suite 700 PMB 214, Detroit, Michigan 48226, and our telephone number is (734) 876-8130. Our website address is www.amesite.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

THE OFFERING

Common Stock being Offered

2,777,778 shares of common stock and accompanying warrants to purchase up to 2,777,778 shares of common stock at an assumed public offering price of $1.80 per share and accompanying warrant, the last reported sale price of our common stock as reported on The Nasdaq Capital Market on April 15, 2026.

Warrants being offered

2,777,778 warrants to purchase up to 2,777,778 shares of common stock

Each share of our common stock is being sold together with a warrant purchase one (1) share of common stock. The exercise price of each warrant will be $1.80 per share. Each warrant will be immediately exercisable upon issuance for a -year period after the date of issuance. The warrants will be issued on a one-for-one basis with the shares of common stock sold in this offering. The shares of our common stock and the warrants are immediately separable and will be issued separately, but they will be purchased together in this offering.

Pre-funded warrants offered by us	We are also offering up to 2,777,778 pre-funded warrants to purchase up to 2,777,778 shares of our common stock, exercisable at an exercise price of $0.001 per share, to those purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. The purchase price of each pre-funded warrant and accompanying warrant is equal to the price per share of common stock and accompanying warrants being sold to the public in this offering minus $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until exercised in full.

Underwriters’ over-allotment option	We have granted the underwriters a 30-day option from the date of this prospectus, exercisable one or more times in whole or in part, to purchase up to an additional 416,667 shares of common stock and and/or 416,667 additional 416,667 pre-funded warrants to purchase up to shares of common stock and/or 416,667 warrants from us (15% of the total number of shares of securities to be offered by us in the offering), solely to cover over-allotments, if any.

Because the warrants will not be listed on a national securities exchange or other nationally recognized trading market, the underwriters will be unable to satisfy any over-allotment of shares and warrants without exercising the underwriters’ over-allotment option with respect to the warrants. As a result, the underwriters will exercise their over-allotment option for all of the warrants which are over-allotted, if any, at the time of the initial offering of the shares and the warrants. However, because our common stock is publicly traded, the underwriters may satisfy some or all of the over-allotment of shares of our common stock, if any, by purchasing shares in the open market and will have no obligation to exercise the over-allotment option with respect to our common stock.

Number of shares of common stock outstanding prior to this offering	4,572,713 shares

Number of shares of common stock to be outstanding after this offering (1)	7,350,491 shares (or 7,767,158 shares if the underwriters exercise the option to purchase additional shares in full).

Use of proceeds

We estimate that the net proceeds to us from the sale of shares of our common stock together with the accompanying warrants, in this offering will be approximately $4.47 million (or approximately $5.16 million if the underwriters exercises the over-allotment option in full), at the aggregate offering price of $1.80 per share of common stock and accompanying warrant, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus, and “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2025, and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025, and December 31, 2025, each as incorporated by reference into this prospectus, for a discussion of factors to consider prior to deciding to invest in our common stock, , or warrants that will accompany such securities.

Nasdaq Capital Market Symbol

“AMST”.

There is no established trading market for the pre-funded warrants and warrants, and we do not expect a trading market to develop. We do not intend to list the warrants on any securities exchange or nationally recognized trading system.

(1) The number of shares of our common stock to be outstanding after this offering is based on 4,572,713 shares of our common stock outstanding as of December 31, 2025, and excludes:

●	166,352 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $22.26; and

●	416,561 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $9.20.

Unless otherwise indicated, all information in this prospectus assumes:

●	no exercise of the warrants or options described above;

●	no exercise of the pre-funded warrants, if any, or the warrants to be issued in this offering; and

●	no exercise by the underwriters of their option to purchase an additional 416,667 shares of common stock and/or additional pre-funded warrants and/or additional warrants to purchase shares of common stock to cover over-allotments, if any.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or this prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to Our Healthcare and AI Solutions Business

Compliance and Regulatory Risks

Our NurseMagic™ solution is designed for use across post-acute healthcare settings, including skilled nursing, assisted living, memory care, home health, and rehabilitation. The healthcare sector is highly regulated on both federal and state levels, particularly with respect to patient privacy, data security, and the integrity of AI-driven tools. Any failure—by us or our customers—to maintain compliance with applicable laws such as HIPAA, the HITECH Act, CMS rules, and emerging AI-focused regulations (including transparency, bias, and cybersecurity standards) could expose us to significant penalties, legal action, or restrictions on our business.

We are also required to address evolving and overlapping data privacy laws at the state, national, and international level (such as GDPR). Compliance complexity may increase as AI regulations continue to be introduced and interpreted, and any compliance lapse by us, our customers, or our partners could result in fines, reputational harm, or loss of customer trust.

Adoption, Market Penetration, and Growth Risks

The healthcare software industry is intensely competitive, with established platforms, agile mid-market firms, and numerous AI-first entrants, many of whom have more resources and larger installed bases. While NurseMagic™ is designed for easy onboarding and rapid deployment, there is no guarantee that healthcare organizations and individual practitioners will continue to adopt our platform, perceive sufficient differentiation or ROI, or retain their subscriptions over time.

Our future performance depends on continued growth in the post-acute care market, successful marketing and sales execution, our ability to respond to changing customer needs, and the overall pace of adoption of AI-powered solutions in healthcare. Market acceptance could be impeded by factors including organizational inertia, integration challenges, the emergence of competing technologies, or negative perceptions of AI in clinical environments.

Technology, Data, and Operational Risks

As an AI-driven SaaS provider, we rely on the robustness, accuracy, and security of our proprietary technologies for documentation, workflow automation, and compliance. Bugs, performance issues, or unexpected behavior in our algorithms could disrupt customer operations, erode trust, or expose sensitive data. The rapid pace of AI innovation requires ongoing investment in research, data infrastructure, and security practices.

We face persistent cybersecurity and data protection risks inherent in managing health-related and personal information. Any breach, unauthorized access, or misuse could have severe financial, reputational, and legal consequences.

Financial and Business Model Risks

We have not yet established a stable, recurring revenue base sufficient to cover ongoing expenses, and we have incurred net losses in recent fiscal years. If we fail to achieve broad adoption, maintain or grow our customer base, or realize operational efficiencies, we could be forced to scale back investment, which would limit future opportunities and weaken our competitive position. As a public company, we must also bear considerable administrative, accounting, and compliance expenses regardless of operating results.

General and Macroeconomic Risks

General economic downturns, reductions in healthcare or IT spending, changes in regulatory or reimbursement environments, or disruptions to our own workforce or supply chain could adversely impact sales, revenue, or execution capacity. Our continued viability as a going concern depends on addressing these risks and achieving sufficient and sustained commercial momentum in our core markets.

In summary, our success depends on our ability to continuously adapt to regulatory change, maintain differentiation and trust in an evolving AI landscape, and execute our operational and financial plan in the face of robust industry competition and macro-level uncertainties. Failure to manage these risks could materially and adversely affect our business, financial condition, and results of operations.

We face significant operational and financial risks.

Implementing and maintaining NurseMagic™ across diverse healthcare environments poses significant operational challenges. Each modality has unique requirements and workflows, and the app must be highly adaptable to meet these needs. The cost and complexity of developing features tailored to specific healthcare settings, as well as ensuring robust data security and performance, require substantial investment. If we are unable to effectively allocate resources to these areas, our growth and operational stability could be compromised.

As a public company, we incur significant overhead costs related to compliance, accounting, and legal obligations. If NurseMagic™ does not achieve the expected revenue or market penetration, we may be forced to scale back development and marketing efforts, which could hinder our ability to attract new customers and retain existing ones.

We face combined legal and reputational risks because of the data we manage and the nature of the business.

Failure to meet regulatory standards or to ensure the app’s reliability and security could result in negative publicity, loss of trust, and damage to our brand reputation. This could lead to decreased user engagement and lower conversion rates for enterprise licenses. Additionally, any legal actions taken against us for non-compliance, data breaches, or misuse of the app could result in significant financial penalties and long-term damage to our business prospects.

In summary, the success of NurseMagic™ depends on our ability to navigate complex regulatory landscapes, effectively differentiate ourselves in a competitive market, and maintain operational and financial stability. Failure to manage these risks could materially and adversely affect our business, financial condition, and results of operations.

General Risks

There is substantial doubt about our ability to continue as a going concern.

We are in the early stages of developing our customer base and have not completed our efforts to establish a stabilized source of revenue sufficient to cover our costs over an extended period of time. For the years ended June 30, 2025 and 2024, we had net losses of approximately $3,617,000 and $4,403,000, respectively. The assessment of the Company’s ability to meet its future obligations is inherently judgmental, subjective and susceptible to change.

The assessment of the Company’s ability to meet its future obligations is inherently judgmental, subjective and susceptible to change. Based on their current forecast, management believes that it may not have sufficient cash and cash equivalents to maintain the Company’s planned operations for the next twelve months following the issuance of these financial statements. The Company has considered both quantitative and qualitative factors that are known or reasonably known as of the date of these financial statements are issued and concluded that there are conditions present in the aggregate that raise substantial doubt about the Company’s ability to continue as a going concern.

In response to the conditions, management plans include generating cash by completing financing transactions, which may include offerings of common stock. However, these plans are subject to market conditions, and are not within the Company’s control, and therefore, cannot be deemed probable. There is no assurance that the Company will be successful in implementing their plans. As a result, the Company has concluded that management’s plans do not alleviate substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

We are dependent on the services of certain key management personnel, employees, advisors, and consultants. If we are unable to retain or motivate such individuals or hire qualified personnel, we may not be able to grow effectively.

We operate leanly, but as such we depend on the services of a number of key management personnel, employees, advisors and consultants and our future performance will largely depend on the talents and efforts of such individuals. We do not currently maintain “key person” life insurance on any of our employees, except for our Chief Executive Officer. The loss of one or more of such key individuals, or failure to find a suitable successor, could hamper our efforts to successfully operate our business and achieve our business objectives. Our future success will also depend on our ability to identify, hire, develop, motivate and retain highly skilled personnel. Competition in our industry for qualified employees is intense, and our compensation arrangements may not always be successful in attracting new employees and/or retaining and motivating our existing employees. Future acquisitions by us may also cause uncertainty among our current employees and employees of the acquired entity, which could lead to the departure of key individuals. Such departures could have an adverse impact on the anticipated benefits of an acquisition.

We have risk factors within and outside of our control that may inhibit our ability to deliver products on our platform.

Our customers will rely on us to deliver stable platforms, with correct measures of performance in a manner that users can easily use.

Our operating results are highly susceptible to fluctuations due to numerous factors, many of which are beyond our control. We may be unable to compete effectively in the marketplace, which could hinder our ability to attract and retain users and customers on our platform. The mix of net revenues generated from different customer segments may not align with our expectations, leading to unpredictable financial outcomes. Additionally, the timing and magnitude of operating costs and capital expenditures required to maintain and expand our business, operations, and infrastructure may exceed our forecasts, adversely impacting our profitability.

Our focus on long-term objectives over immediate financial performance could result in periods of suboptimal results, and our investments in high-risk projects may fail to generate anticipated returns. Adverse economic conditions, both broadly and specific to our industry, could further weaken our financial position. We may struggle to keep our platform operational at a reasonable cost or without service interruptions, which could damage our reputation and erode user trust.

Our geographical and product expansion initiatives may not achieve the intended outcomes, and we may fail to attract, inspire, and retain top-tier talent, impeding our ability to succeed at any scale. Government regulations-whether foreign, federal, state, or local-could impose constraints on our operations, potentially limiting our growth. We may be unable to effectively upgrade and develop our systems, infrastructure, and products, or to address emerging technologies or services that block our platform, leading to reduced user engagement.

We could face substantial costs and uncertainties from litigation, and we may not be able to protect our intellectual property rights, which could erode our competitive position. Our revenue forecasting may be inaccurate, leading to misguided strategic decisions. Additionally, we may fail to manage fraud and other activities that violate our terms of service, further compromising our platform’s integrity. Our ability to successfully integrate and manage our relationships with enterprises in healthcare and with colleges and universities is uncertain, and any failure in either segment could diminish our reputation. Finally, geopolitical events such as war, threats of war, or terrorist actions could disrupt our operations and significantly impair our business performance.

We may have risks related to our financial condition.

We have a history of losses, will need substantial additional funding to continue our operations and may not achieve or sustain profitability in the future.

Our operations have consumed substantial amounts of cash since inception. If our expectations prove incorrect, our business, operating results and financial condition will be materially and adversely affected. We anticipate that our operating expenses may increase in the foreseeable future as we continue to pursue the development of our platform, invest in marketing, sales and distribution of our platform to grow our business, acquire customers, and commercialize our technology. These efforts may prove more expensive than we currently anticipate, and we may not succeed in generating sufficient revenues to offset these increased expenses. In addition, we expect to incur significant expenses related to regulatory requirements, and our ability to obtain, protect, and defend our intellectual property rights.

We may also encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we may need to obtain substantial additional funding to continue our operations. We cannot assure you that such additional funding will be available on favorable terms, or at all.

We may have risks related to managing any growth we may experience.

We may engage in future acquisitions that could disrupt our business, cause dilution to our stockholders and harm our financial condition and operating results.

While there are currently no specific plans to acquire any other businesses, we may, in the future, make acquisitions of, or investments in, companies that we believe have products or capabilities that are a strategic or commercial fit with our current business or otherwise offer opportunities. In connection with these acquisitions or investments, we may:

●	issue shares of our common stock or other forms of equity that would dilute our existing stockholders’ percentage of ownership;

●	incur debt and assume liabilities; and

●	incur amortization expenses related to intangible assets or incur large and immediate write-offs.

We may not be able to complete acquisitions on favorable terms, if at all. If we do complete an acquisition, we cannot assure you that such acquisition will ultimately strengthen our competitive position or that such acquisition will be viewed positively by customers, financial markets, or investors. Furthermore, future acquisitions could pose numerous additional risks to our expected operations, including:

●	problems integrating the purchased business, products, or technologies;

●	challenges in achieving strategic objectives, cost savings and other anticipated benefits;

●	increases to our expenses;

●	the assumption of significant liabilities that exceed the limitations of any applicable indemnification provisions or the financial resources of any indemnifying party;

●	inability to maintain relationships with prospective key customers, vendors, and other business partners of the acquired businesses;

●	diversion of management’s attention from their day-to-day responsibilities;

●	difficulty in maintaining controls, procedures and policies during the transition and integration;

●	entrance into marketplaces where we have limited or no prior experience and where competitors have stronger marketplace positions;

●	potential loss of key employees, particularly those of the acquired entity;

●	that historical financial information may not be representative or indicative of results as a combined entity; and

●	that our business and operations would suffer in the event of system failures, and our operations are vulnerable to interruption by natural disasters, terrorist activity, power loss and other events beyond our control, the occurrence of which could materially harm our business.

If our security measures or those of our future business partners are breached or fail and result in unauthorized disclosure of data, we could lose customers and/or fail to attract new customers. Such breach or failure could also harm our reputation and expose us to protracted and costly lawsuits.

Our platform and computer systems store and transmit proprietary and confidential information that is subject to stringent legal and regulatory obligations. Due to the nature of our products, we face an increasing number of threats to our platform and computer systems including unauthorized activity and access, system viruses, worms, malicious code, denial of service attacks, and organized cyberattacks, any of which could breach our security and disrupt our platform. The techniques used by computer hackers and cyber criminals to obtain unauthorized access to data or to sabotage computer systems change frequently and generally are not detected until after an incident has occurred. Our cybersecurity measures or those of our future business partners may be unable to anticipate, detect or prevent all attempts to compromise our systems or those of our future business partners. Our internal computer systems and those of our future business partners are or may also be vulnerable to telecommunication and electrical failures, the occurrence of which could result in material disruptions of our services. If our security measures are breached or fail because of third-party action, employee error, malfeasance or otherwise, we could be subject to liability or our business could be interrupted, potentially over an extended period of time. Any or all of these issues could harm our reputation, adversely affect our ability to attract new customers, cause existing customers to scale back their offerings or elect not to renew their agreements, cause prospective students not to enroll or students to not stay enrolled in our offerings, or subject us to third-party lawsuits, regulatory fines or other action or liability. Such issues could also cause a delay in the further development of our new technology for online education. Any reputational damage resulting from breach of our systems or disruption of our services could create distrust of our company by prospective customers. We do not currently have cyber risk insurance. If we obtain one, such insurance may not be adequate to cover losses associated with such events, and in any case, such insurance may not cover all of the types of costs, expenses and losses we could incur to respond to and remediate a security breach. As a result, we may be required to expend significant additional resources to protect against the threat of these disruptions and security breaches or to alleviate problems caused by such disruptions or breaches.

Unfavorable global economic, business, or political conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control and the impact of health and safety concerns. A severe or prolonged economic downturn caused by this or other general conditions could result in a variety of risks to our business, including our ability to raise additional capital when needed on acceptable terms, if at all. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

Cyber security risks and the failure to maintain the integrity of internal, partner, and consumer data could result in damages to our reputation, the disruption of operations and/or subject us to costs, fines or lawsuits.

We have and will continue to collect and retain large volumes of internal, user and customer data, including personally identifiable information, for business purposes, including for transactional or target marketing and promotional purposes, and our various information technology systems enter, process, summarize and report such data. We also maintain personally identifiable information about our employees. The integrity and protection of our customer, employee, and Company data is critical to our business and our customers and employees are likely to have a high expectation that we will adequately protect their personal information. The regulatory environment, as well as the requirements imposed on us by the credit card industry, governing information, security and privacy laws is increasingly demanding and continues to evolve. Maintaining compliance with applicable security and privacy regulations may increase our operating costs and/or adversely impact our ability to market our products and services.

We also rely on accounting, financial and operational management information technology systems to conduct our operations. If these information technology systems suffer severe damage, disruption or shutdown and our business continuity plans do not effectively resolve the issues in a timely manner, our business, financial condition and results of operations could be materially adversely affected.

We may face various security threats, including cyber security attacks on our data (including our vendors’ and customers’ data) and/or information technology infrastructure. Although we utilize various procedures and controls to monitor and mitigate these threats, there can be no assurance that these procedures and controls will be sufficient to prevent penetrations or disruptions to our systems. Furthermore, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss, fraudulent or unlawful use of customer, employee, or Company data which could harm our reputation or result in remedial and other costs, fines or lawsuits and require significant management attention and resources to be spent. In addition, our insurance coverage and indemnification arrangements that we enter into, if any, may not be adequate to cover all the costs related to cyber security attacks or disruptions resulting from such events.

Risks Related to Our Common Stock

An active trading market for our common stock may not be sustained.

Although our common stock is listed on the Nasdaq Capital Market, the market for our shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our common stock may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

We may acquire other companies or technologies, which could divert our management’s attention, result in dilution to our stockholders and otherwise disrupt our operations and adversely affect our operating results.

We may in the future seek to acquire or invest in businesses, applications and services or technologies that we believe could complement or expand our services, enhance our technical capabilities, or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated.

In addition, we do not have any experience in acquiring other businesses. If we acquire additional businesses, we may not be able to integrate the acquired personnel, operations and technologies successfully, or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from the acquired business due to several factors, including:

●	inability to integrate or benefit from acquired technologies or services in a profitable manner;

●	unanticipated costs or liabilities associated with the acquisition;

●	difficulty integrating the accounting systems, operations and personnel of the acquired business;

●	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

●	difficulty converting the customers of the acquired business onto our platform and contract terms, including disparities in the revenue, licensing, support or professional services model of the acquired company;

●	diversion of management’s attention from other business concerns;

●	adverse effects to our existing business relationships with business partners and customers because of the acquisition;

●	the potential loss of key employees;

●	use of resources that are needed in other parts of our business; and

●	use of substantial portions of our available cash to consummate the acquisition.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial position may suffer.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner, we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to shareholders will therefore be limited to the increase, if any, of our share price.

We are an “emerging growth company” and can avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, pursuant to Section 107 of the JOBS Act, as an “emerging growth company” we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

We may be at risk of securities class action litigation.

We may be at risk of securities class action litigation. In the past, small-cap issuers have experienced significant stock price volatility, particularly when associated with regulatory requirements by governmental authorities, which our industry now increasingly faces. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and result in a decline in the market price of our common stock.

If we are unable to comply with the continued listing requirements of the Nasdaq Capital Market, then our common stock would be delisted from the Nasdaq Capital Market, which would limit investors’ ability to effect transactions in our common stock and subject us to additional trading restrictions.

On October 28, 2025 we received a deficiency letter (the “Nasdaq Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we were not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires us to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on the Nasdaq Capital Market (the “Stockholders’ Equity Requirement”), nor were we in compliance with either of the alternative listing standards, either a market value of listed securities of at least $35 million or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

Pursuant to the Nasdaq Letter, we had 45 calendar days from the date of the Nasdaq Letter to submit a plan to regain compliance. We submitted our plan of compliance on December 10, 2025 and on January 8, 2026, Nasdaq granted an extension until April 27, 2026 to evidence compliance.

The Company intends to take all reasonable measures available to maintain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. However, there can be no assurance that the Company will be successful in maintaining compliance with the Stockholders’ Equity Requirement and all applicable requirements for continued listing.

Neither the Nasdaq Letter nor our noncompliance have an immediate effect on the listing or trading of our common shares, which will continue to trade on the Nasdaq Capital Market under the symbol “AMST.”

If the Nasdaq Capital Market delists our common stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect the common stock would qualify to be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	substantially impair our ability to raise additional funds;

●	the loss of institutional investor interest and a decreased ability to issue additional securities or obtain additional financing in the future;

●	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	potential breaches of representations or covenants of our agreements pursuant to which we made representations or covenants relating to our compliance with applicable listing requirements, which, regardless of merit, could result in costly litigation, significant liabilities and diversion of our management’s time and attention and could have a material adverse effect on our financial condition, business and results of operations.

We are required to develop and maintain proper and effective internal controls over financial reporting. We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal controls over financial reporting for the fiscal year ending June 30, 2025. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal controls over financial reporting. Additionally, we are required to disclose changes made in our internal controls and procedures on a quarterly basis.

However, as long as we are an emerging growth company, or a smaller reporting company that is a non-accelerated filer, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b). At such time this attestation will be required, our independent registered public accounting firm may issue a report that is adverse in the event the independent registered public accounting firm concludes that there is one or more material weaknesses in the effectiveness of our internal control over financial reporting. Our remediation efforts may not enable us to avoid a material weakness in the future. We may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff.

If we are unable to assert that our internal controls over financial reporting are effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls to the extent required, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company, we incur significant additional legal, accounting, and other expenses that we did not incur as a private company. The obligations of being a public company in the United States require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the stock exchange on which our securities are listed. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” Our management and other personnel devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers and each of our stockholders who owned greater than 5% of our outstanding Common Stock beneficially, as of June 30, 2025, own approximately 29% of our common stock. Accordingly, these stockholders have and will continue to have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, a merger, the consolidation, or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with our other investors’ interests. For example, these stockholders could delay or prevent a change in control of us, even if such a change in control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their Common Stock as part of a sale of the Company or our assets. The significant concentration of stock ownership may negatively impact the value of our Common Stock due to potential investors’ perception that conflicts of interest may exist or arise.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between the Company and its stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, or employees.

Our certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or our certificate of incorporation or our bylaws, or (iv) any action asserting a claim against the Company, its directors, officers, employees or agents governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our certificate of incorporation contains a federal forum provision which provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation are deemed to have notice of and consented to this provision. The Supreme Court of Delaware has held that this type of exclusive federal forum provision is enforceable. There may be uncertainty, however, as to whether courts of other jurisdictions would enforce such provision, if applicable.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and other employees. Alternatively, if a court were to find our choice of forum provisions contained in either our certificate of incorporation or bylaws to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Certain provisions of our certificate of incorporation and Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in stockholders’ interest.

Our certificate of incorporation and the Delaware General Corporation Law contain certain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of our stockholders. We also are subject to the anti-takeover provisions of the Delaware General Corporation Law, which prohibits us from engaging in a “business combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibits the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval. The statutes and our certificate of incorporation have the effect of making it more difficult to effect a change in control of our Company.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page 18 of this prospectus for a description of our proposed use of proceeds from this offering.

If you purchase securities sold in this offering, you may experience immediate dilution as a result of this offering.

You may incur immediate and substantial dilution as a result of this offering. The combined offering price of our common stock and accompanying warrants in this offering is substantially higher than the net tangible book value per share of our outstanding common stock. Therefore, if you purchase securities in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. We have a significant number of stock options and warrants outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. To the extent shares are subsequently issued upon exercise of outstanding options, warrants or pre-funded warrants, or upon exercise of the warrants being offered in this offering, you will incur further dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase securities in this offering.

Based on an assumed combined offering price of $1.80 per share of common stock and accompanying warrant (and assuming no exercise of the warrants being offered in this offering and that such warrants are classified as and accounted for as equity), you will experience immediate dilution of $1.05 per share of common stock, representing the difference between our as adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering, and the combined offering price. Furthermore, if the warrants are exercised or if the underwriter exercises the option to purchase additional securities in this offering, you will incur further dilution. For additional information on the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, could depress the market price of our common S=stock. This offering may contribute to a depressed market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop for the pre-funded warrants and the warrants.

There is no established public trading market for the warrants being offered and sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited. Further, the existence of the warrants may act to reduce both the trading volume and the trading price of our common stock.

The warrants are speculative in nature.

The warrants represent the right to acquire shares of common stock at a fixed price. Specifically, holders of the warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $1.80 per share. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed the public offering price. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of warrants to exercise the warrants.

The holders of the pre-funded warrants and warrants will have no rights as common stockholders until such holders exercise their pre-funded warrants and warrants and acquire shares of our common stock.

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant or warrant will not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the pre-funded warrant and warrants. Upon exercise of the pre-funded warrants or warrants, the holders will be entitled to exercise the rights of a stockholder of common stock only as to matters for which the record date occurs after the exercise date.

We may not receive any additional funds upon the exercise of the warrants.

Each warrant may be exercised by way of a cashless exercise if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the shares of common stock underlying the warrants.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the warrants that they hold.

A holder of the warrants will not be entitled to exercise any portion of any warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the holder) of the number of shares of our common stock immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the holder) of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. As a result, you may not be able to exercise your warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share paid by any investor in this offering.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of shares of common stock and accompanying warrants in this offering will be approximately $4.47 million (or approximately $5.16 million if the underwriter exercises their option to purchase additional securities in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds we may receive from any exercises of the pre-funded warrants and warrants.

If all of the warrants to purchase shares of common stock issued in connection with this offering are fully exercised for cash, we would receive additional aggregate proceeds of approximately $4.47 million. We cannot predict when or if these warrants will be exercised. It is possible that these warrants may expire and may never be exercised. Additionally, the warrants contain a cashless exercise provision that permit exercise of warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act covering the issuance of the underlying share.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

Each $1.00 increase (decrease) in the assumed combined public offering price of $1.80 (the last reported price for our common stock as reported on The Nasdaq Capital Market on April 15, 2026) would change our net proceeds by $2.58 million, assuming the number of shares offered by us, as set forth on the cover of this prospectus, remains the same and after deducting the underwriters discount and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase (decrease) of 100,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the underwriters discount and estimated offering expenses payable by us, by approximately $167,000, assuming the assumed public offering price stays the same.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Net offering proceeds not immediately applied to the uses summarized above will be invested in short-term investments such as money market funds, commercial paper, U.S. treasury bills and similar securities investments pending their use.

DILUTION

If you invest in our common stock and accompanying warrants in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of our common stock and accompanying warrant and the as adjusted net tangible book value per share of our common stock immediately after the offering. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

The historical net tangible book value of our common stock as of December 31, 2025 was approximately $969,000 or $0.21 per share based on 4,572,713 shares of common stock outstanding on such date. Historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of common stock outstanding.

After giving effect to the sale of shares of our common stock and accompanying warrants in this offering at a public offering price of $1.80 per share and accompanying warrant, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at December 31, 2025 would have been $5.4 million, or $0.74 per share of common stock and accompanying warrant. This represents an immediate increase in as adjusted net tangible book value of $0.53 per share to existing stockholders and immediate dilution of $1.06 per share to new investors purchasing shares of our common stock in this offering.

The following table illustrates this dilution on a per share basis:

Assumed Combined Public offering price per share and accompanying warrant		$1.80
Net tangible book value per share as of December 31, 2025	$0.21
Increase in net tangible book value per share attributable to new investors in this offering	0.53
As adjusted net tangible book value per share immediately after this offering		0.74
Dilution per share to new investors in this offering		$1.06

A $0.10 increase (decrease) in the public offering price of $1.80 per share, which was the closing price of our common stock on The Nasdaq Capital Market on April 15, 2026, would increase (decrease) our as adjusted net tangible book value after this offering by $0.04 per share and the dilution to new investors purchasing shares of our common stock and accompanying warrant in this offering by $0.06 per share, assuming that the number of shares and accompanying warrants offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions. An increase (decrease) of 500,000 shares in the number of shares and accompanying warrants offered by us, as set forth on the cover page of this prospectus, would increase our as adjusted net tangible book value after this offering by $0.06 per share and decrease the dilution to new investors purchasing shares of our common stock and accompanying warrants in this offering by $0.06 per share, assuming no change in the assumed public offering price per share and accompanying warrant and after deducting estimated underwriting discounts and commissions.

If the underwriters exercise their option to purchase additional shares and/or warrants in full, the as adjusted net tangible book value per share after giving effect to the offering would be $0.80 per share and/or warrant. This represents an increase in net tangible book value of $0.58 per share to existing stockholders and dilution in net tangible book value of $1.01 per share to new investors.

To the extent that stock options or warrants are exercised, new stock options are issued under our equity incentive plan, or we issue additional common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock to be outstanding after this offering is based on 4,572,713 shares of our common stock outstanding as of December 31, 2025, assumes no exercise of the prefunded warrants and warrants issued in this offering and no exercise by the underwriters of their over-allotment option and excludes:

●	166,352 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $22.26;

●	416,561 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $9.20;

BUSINESS

Overview

Amesite is a technology company focused on building and commercializing AI-powered solutions for the healthcare sector, with particular emphasis on the post-acute care market. In fiscal 2025, we completed our pivot from an education-centric model to one firmly anchored in the demands and opportunities of healthcare—a shift driven by the scale, complexity, and attractive growth potential of this sector.

We operate through two product lines under our NurseMagic™ brand: a B2C (direct-to-practitioner) app and a B2B (enterprise) platform. These solutions directly address operational, compliance, and efficiency challenges faced by healthcare professionals and organizations.

Our B2C NurseMagic™ app connects directly with working nurses and caregivers, providing tools to reduce documentation time, simplify communication, and support daily workflow. Feedback and usage patterns from these users have been instrumental, allowing us to rapidly refine features and ensure our offerings are relevant to current industry demands.

Building on these real-world insights, our B2B NurseMagic™ solution serves healthcare businesses—including home health, skilled nursing, hospice, and non-clinical segments. Enterprises adopting NurseMagic™ see improvements in workflow efficiency, data security, and regulatory compliance, all foundational to driving sustainable business performance. Our offerings are engineered for fast, secure deployment and measurable value in demanding business environments.

We believe that we have a pathway to deliver AI solutions impactfully, quickly, and compliantly across this expansive, underserved segment. Adoption by both caregivers and enterprise partners demonstrates the relevance and commercial fit of our technology. Growth in contracted organizations and end users, alongside positive market feedback, provides further confidence in the direction we have chosen—even as we remain measured and pragmatic about future expansion. Significant risks remain for us in the space as we navigate customer, regulatory and user requirements, while continuing to strive to offer innovative solutions. We face substantial competition from existing players, who have already overcome these hurdles. Though we are committed to delivering innovation to a space that we believe is hungry for it, we will also have the additional work of convincing customers to choose our technology-driven approach.

Our Amesite Engage platform, meanwhile, remains a performant solution for its user base,, though we are not dedicating resources to its growth.

Overall, we believe that we have consistently endeavored to provide strong fiscal discipline, launching and scaling innovative products while managing costs and prioritizing efficient resource allocation. We believe this disciplined approach strengthens our potential to grow responsibly, and ultimately, profitably.

Our Sales and Marketing Motions

Amesite’s go-to-market strategy for NurseMagic™ is distinctly structured for B2C and B2B audiences, leveraging our growing insights from both segments to build market share, drive recurring revenue, and establish the brand as a trusted, high-value solution for all individual nurses, and for businesses in post-acute care.

B2C Sales and Marketing

For individual nurses and caregivers, we offer a free version of NurseMagic™. This approach lowers barriers to adoption and enables us to gather invaluable, real-world feedback quickly, helping us refine features, tailor language, and build a user community that advocates for the product. Our B2C marketing utilizes digital outreach, targeted social media campaigns and community engagement to increase awareness and credibility. The app’s everyday utility and ease-of-use are promoted through user testimonials, while customer support and product updates sustain positive reviews and word-of-mouth growth. Widespread adoption among practitioners enhances our reputation and provides invaluable reference points as we approach enterprise buyers.

B2B Sales and Marketing

Our B2B sales effort targets healthcare enterprises operating in post-acute settings, spanning home health, skilled nursing, hospice, assisted and senior living centers. Our sales motion is outcome-focused: we identify organizations facing acute staffing and operational pain, then directly connect with decision-makers. Our B2C solution offers a free version, enabling decision-makers to test the app and quickly validate impact and reduce hesitancy. We emphasize NurseMagic™’s potential to save time, support regulatory compliance, enhance documentation accuracy, and drive measurable improvements in staff efficiency and retention. We strive to deploy rapidly, ensuring business continuity and value realization. Feedback from both administrators and frontline staff informs product development and strengthens our relationships with enterprise customers.

Our disciplined, evidence-based approach in both segments supports Amesite’s reputation as a partner that delivers real solutions to pressing business challenges, helping drive strong adoption, build reference customers, and sustain healthy growth, even in complex, compliance-intensive markets.

Our Technology and Pipeline

Amesite’s technology platform is purpose-built to rapidly deliver high-impact, compliant solutions across healthcare and corporate learning. We power both our NurseMagic™ and Amesite Engage products from a coordinated infrastructure built for security, flexibility, and speed.

Our core architecture uses modern, best-in-class languages and frameworks for both client and server-side development, supporting robust, scalable front-end tools. This design gives our engineering team exceptional agility, simplifying the integration of new functionalities and APIs as soon as they become available. By leveraging both widely adopted technologies and proprietary models, trained on selectively curated datasets, we aim to deliver meaningful, real-world improvements for our customers.

Notable milestones include the commercialization of NurseMagic™ for both B2C and B2B users, the rollout of HIPAA-compliant enterprise workflows, and deployment of features specifically requested by frontline healthcare professionals. We also invested in our data infrastructure, ensuring continual performance improvement while maintaining data security and compliance.

We collect information on user behavior and product use, only with full user consent, to drive product enhancements. Our data practices prioritize security, confidentiality, and compliance with evolving regulations, especially relevant in complex healthcare contexts.

Agility is a central goal of our R&D culture. Our team, benefiting from decades of collective experience in technology, endeavors to deliver continuous improvement against stringent, best-in-class metrics. We launch more than five new features and capabilities per week, prioritizing those that solve urgent user problems and are directly usable by our customers. All R&D resources are squarely dedicated to delivering tangible improvements in user experience and operational impact.

Our deployments are designed for simplicity and scale: NurseMagic™ aims to be fully deployable to every type of employee in an enterprise, requiring no external system integration, and is administered entirely within the app. Feature sets are intended to be configurable to individual customer needs, allowing organizations to adapt our solution to their workflows and rapidly realize value.

Our relentless focus on innovation, speed, and user impact underpins Amesite’s mission to stay ahead of the curve, helping drive customer satisfaction, adoption, and business performance across rapidly evolving market segments.

Our Intellectual Property

We have received fourteen U.S. patents (11 utility, 3 design) and currently have one pending U.S. patent applications, including one to cover the artificial intelligence platform, and others related to security, power consumption, blockchain, design and other technologies, including methods and systems related to learning systems and methods.

We endeavor to protect our source codes, methodologies, algorithms, and techniques directed to other aspects of our artificial intelligence learning platform using our trade secret rights. We have also registered our trademarks at the United States Patent and Trademark Office for AMESITE®, KEEP LEARNING®, and LEARNING COMMUNITY ENVIRONMENT®, as well as have pending trademark applications for PREACTO™ and NURSEMAGIC℠. We have also secured domain names, including amesite.com, amesite.co, amesite.net, and others.

Competition

Our focus is on maximizing the impact and reach of NurseMagic™ in healthcare and offering greater value than our competitors in the healthcare space. At the same time, we retain the expertise and capability to further develop Amesite Engage or other solutions as market opportunities arise or demand shifts. The healthcare software market is comprised of several distinct segments, each defined by the capabilities and focus of competing companies:

Electronic Medical Record (EMR) or Electronic Health Record (EHR) Firms

These established firms deliver comprehensive platforms deeply integrated across care operations. Their primary strengths lie in robust compliance frameworks, scalability, and breadth of features.

Mid-Market and Specialized Vendors

These companies offer focused solutions in documentation, compliance, or operations, often deploying new technologies rapidly.

AI-First Entrants

A newer class of digital health innovators provide lightweight, AI-driven tools targeting workflow automation, documentation, and user experience. Their products are easy to onboard and well-received by practitioners, but scaling compliance, security, and ROI claims for system-wide adoption present challenges.

Niche Clinical Tools

Vendors in this category tailor solutions to specific care settings—such as home health or assisted living—delivering specialized, regulatory-ready features.

NurseMagic™ has been designed to be at the intersection of these segments, combining rapid deployment, practitioner-driven design, and robust compliance to meet evolving needs in post-acute care. We believe that our adoption rates and enterprise wins suggest our focus on real workflow impact, security, and regulatory alignment is resonating. Our continued success will depend on maintaining speed, responsiveness, and disciplined execution in an industry defined by complexity and rapid change.

Government Regulation and Product Approval

Our principal focus is on delivering NurseMagic™ to the healthcare sector, and we are dedicated to maintaining full compliance with all applicable laws and regulations across every market we serve or may enter. The healthcare industry is subject to extensive regulatory oversight at both the federal and state levels, demanding strict standards for patient privacy, data security, clinical quality, and marketing practices.

Our solutions target diverse care settings—such as skilled nursing, assisted living, memory care, home health, and rehabilitation—and are therefore subject to a broad array of regulatory requirements. These include, but are not limited to, compliance with the Health Insurance Portability and Accountability Act (HIPAA), the HITECH Act, and relevant standards set by the Centers for Medicare & Medicaid Services (CMS). We also closely monitor evolving state regulations, such as those governing data privacy, breach notification, record retention, and specific clinical protocols.

In addition to laws directly governing healthcare delivery, our activities—including those involving direct-to-consumer offerings—are regulated by federal and state consumer protection, data privacy, and marketing laws. Oversight by bodies such as the Federal Trade Commission (FTC) and the U.S. Department of Health and Human Services (HHS) is rigorous, and includes scrutiny of data usage, patient or end-user consent, and representations made in our product marketing.

Amesite’s business is built on continuous monitoring of regulatory developments and proactive efforts to ensure all activities—whether relating to our current healthcare offerings or to further market expansions—are fully compliant with the latest requirements. We recognize that lapses in regulatory compliance by us or our clients have the potential to result in penalties, legal liability, or restrictions on operations. As such, we partner closely with our customers and advisors to safeguard ongoing compliance, prepare for regulatory changes, and support all necessary approvals for the use of our technology.

Sales and Marketing

In FY 2025, Amesite’s sales and marketing approach centered on high-velocity onboarding, delivery of scalable product tiers, and digital-first brand building. Amesite’s sales and marketing strategy is crafted to maximize the reach and value of NurseMagic™ in healthcare, while maintaining flexibility to pursue additional segments as new opportunities emerge. In FY 2025, we streamlined our approach, making it easier for both individuals and organizations to discover, adopt, and scale NurseMagic™ through self-service onboarding and clear, tiered offerings. We must continue to refine and improve our strategy and tactics.

NurseMagic™ Offerings and Onboarding

NurseMagic™ is available in multiple subscription tiers to meet the broad spectrum of customer needs—from individual nurses and small care teams to large healthcare enterprises. Individual users and team leads can initiate a 7-day free trial via a simple, self-purchase process, with plans that scale based on team size and organizational requirements. For enterprises, we offer both standard and customized models, allowing for rapid and broad implementation.

Organizations access NurseMagic™ through a self-service onboarding process, allowing them to rapidly deploy the solution across their teams without the need for preliminary pilot programs. This model empowers healthcare businesses to quickly realize benefits such as reduced documentation burdens, greater staff efficiency, and enhanced patient care. Our flexible pricing and robust support, supported by internal estimates of substantial ROI primarily from time savings, make large-scale adoption possible.

Market Engagement and Brand Development

Our awareness and adoption efforts are rooted in targeted digital marketing, social media engagement, and partnerships with healthcare influencers. Amesite leverages a growing online community—now exceeding 37,000 followers—to build NurseMagic™’s reputation and credibility. User testimonials and advocacy from practitioners not only reinforce our brand but also accelerate word-of-mouth growth and drive further enterprise interest.

Board of Advisors

Dennis Bernard, Chairman of the Board of Advisors

Mr. Bernard is the founder and President of Bernard Financial Group and Bernard Financial Servicing Group (“BFG”). BFG is the largest commercial mortgage banking firm in Michigan, financing, on average, over $1.0 billion annually. Mr. Bernard has been involved with over 1,200 commercial real estate financial transactions totaling over $18.6 billion. Mr. Bernard specializes in both debt and equity placement with commercial lenders and institutional joint venture participants.

Martha A. Darling, Member

Over the past 22 years, Ms. Darling has held volunteer leadership roles nationally and in Michigan and has consulted on education policy issues for the National Academy of Sciences and other non-profit organizations. Prior to moving to Ann Arbor, Ms. Darling was a Senior Program Manager at The Boeing Company in Seattle, from which she retired in 1998. She joined Boeing in 1987, with assignments in 747 Program Management, Government Affairs and Boeing’s Corporate Offices, where she supported the chief executive officer and other executives. Previously, she was Vice President for Strategic Planning at Seattle-First National Bank and then, on loan from Seattle-First, she served as Executive Director of the Washington Business Roundtable’s Education Study. From 1977 to 1982 she served in Washington, D.C. as White House Fellow and Executive Assistant to Secretary of the Treasury W. Michael Blumenthal and then as Senior Legislative Aide to U.S. Senator Bill Bradley. She has also served as Special Assistant to the Governor of Washington, Research Social Scientist at the Battelle Seattle Research Center, and was a free-lance consultant to the Organization for Economic Cooperation and Development and other international organizations for four years in Paris.

Theodore l. Spencer, Member

Mr. Spencer is Senior Advisor on Admissions Outreach at the University of Michigan. Prior to September 2014, he was Associate Vice Provost and Executive Director of Undergraduate Admissions. Before joining Michigan in 1989, he was an Associate Director of Admissions at the United States Air Force Academy. He is a graduate of the Military Air War College and was one of thirty-five Air Force recruiting commanders in the United States. He is a retired Lieutenant Colonel in the United States Air Force. Early in his career, he was a salesman for the IBM Corporation in the City of Detroit. Ted has presented at numerous professional conferences state-wide, nationally and internationally, and has written and published articles on the college admissions process. He has received numerous awards and was recognized as the Point Man on Diversity Defense for affirmative action in college admissions. He has previously served as a Trustee for the College Board and on the faculty for the Harvard Summer Institute on College Admissions. Ted holds a M.S. degree in sociology from Pepperdine University and a B.S. in political science from Tennessee State University.

Human Capital Management

General Information About Our Human Capital Resources

As of December 31, 2025, we have 6 full-time employees and 2 consultants. We intend to engage consultants in general administration on an as-needed basis. We also intend to engage experts in operations, finance and general business to advise us in various capacities. None of our employees are covered by a collective bargaining agreement, and we believe our relationship with our employees is good to excellent.

Our Culture

Amesite’s mission is to empower people with AI tools. We believe that supporting our team with a wonderful environment supports and powers us to accomplish our goals. Our values are summarized in our beats-the guideposts for our culture.

●	Judgment beats rules

●	Measurement beats conjecture

●	Humility beats arrogance

●	Honesty beats politeness

●	Growth beats comfort

●	Transparency beats manipulation

●	Passion beats indifference

Corporate Information

The Company was incorporated in November 2017. The Company is Amesite Inc. (Nasdaq: AMST) is a pioneering technology company specializing in the development and marketing of B2C and B2B AI-driven solutions, including its higher ed platform that offers professional learning. Leveraging its proprietary AI infrastructure, Amesite offers cutting-edge applications that cater to both individual and professional needs. NurseMagic™, the Company’s mobile healthcare app, streamlines creation of nursing notes and documentation tasks, enhances patient communication, and offers personalized guidance to nurses on patient care, medications, and handling challenging workplace situations. The Company’s activities are subject to significant risks and uncertainties. The Company’s operations are in two segments.

On September 18, 2020, we consummated a reorganizational merger (the “Reorganization”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated July 14, 2020, whereby Amesite Inc. (“Amesite Parent”), our former parent corporation, merged with and into us, with our Company resulting as the surviving entity. In connection with the same, we filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, and changed our name from “Amesite Operating Company” to “Amesite Inc.” The stockholders of Amesite Parent approved the Merger Agreement on August 4, 2020. The directors and officers of Amesite Parent became our directors and officers.

Pursuant to the Merger Agreement, on the Effective Date, each share of Amesite Parent’s common stock, $0.0001 par value per share, issued and outstanding immediately before the Effective Date, was converted, on a one-for-one basis, into shares of our common stock. Additionally, each option or warrant to acquire shares of Amesite Parent outstanding immediately before the Effective Date was converted into and became an equivalent option to acquire shares of our common stock, upon the same terms and conditions.

Our corporate headquarters are located at 607 Shelby Street, Suite 700 PMB 214, Detroit, Michigan 48226, and our telephone number is (734) 876-8130. We maintain a website at www.amesite.com. The contents of, or information accessible through, our website is not part of this Annual Report on Form 10-K, and our website address is included in this document as an inactive textual reference only. We make our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports, available free of charge on our website as soon as reasonably practicable after we file such reports with, or furnish such reports to, the SEC. The public may read and copy the materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an internet site that contains reports, proxy and information statements and other information. The address of the SEC’s website is www.sec.gov. The information contained in the SEC’s website is not intended to be a part of this filing.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders, provided, however, that, except as otherwise required by law, holders of our common stock shall not be entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together as a class with the holders of one or more other series of preferred stock, to vote thereon by law or pursuant to our certificate of incorporation. There are no cumulative rights with respect to our common stock. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are fully paid and non-assessable, and any shares of our common stock to be issued upon an offering pursuant to this prospectus will be fully paid and nonassessable upon issuance.

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant. For a discussion of provisions in our charter that would have an effect of delaying or preventing a change of control, see “Anti-Takeover Effects of Provisions of Our Charter Documents.”

Description of Warrants

The following description is a summary of some of the terms of the warrants that are being offered hereby. The descriptions in this prospectus of the warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the warrant, the form of which will be filed as an exhibit to this registration statement. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Term and Exercise Price

Each warrant offered hereby will have an initial exercise price per share equal to $        (or 100% of the offering price of the common stock and accompanying warrant). The warrants will be immediately exercisable and may be exercised at any time until the fifth anniversary of the date of issuance. If while the warrants are outstanding, the we issues or sell, or are deemed to have issued or sold, any common stock and/or common stock equivalents other than in connection with certain exempt issuances, at a purchase price per share less than the exercise price of the warrants in effect immediately prior to such issuance or sale or deemed issuance or sale, then immediately after such issuance or sale or deemed issuance or sale, the exercise price of the warrants then in effect will be reduced to an amount equal to the new issuance price, subject to a floor price of $                   .

Continental Stock Transfer & Trust Company has agreed to serve as warrant agent with respect to the warrants pursuant to a warrant agency agreement to be entered into concurrently with the closing of this offering.

Subject to the rules and regulations of the applicable trading market, we may, at any time during the term of the warrants, reduce the then-current exercise price to any amount and for any period of time deemed appropriate by our Board of Directors. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations, or similar events affecting our common stock and the exercise price. The warrants will be issued separately from the shares of common stock and may be transferred separately immediately thereafter.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise.

Exercise Limitation

Under the terms of the warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of our common stock would or could be aggregated with the holder’s for purposes of section 13(d) or section 16 of the exchange act) would exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant. such percentage may be increased or decreased by written notice by the holder of the warrants to any other percentage not in excess of 9.99%. any such increase will not be effective until the 61st day after such notice is delivered to us, provided that such percentage may in no event exceed 9.99%.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Exchange Listing

There is no trading market available for the warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the warrants on the Nasdaq Capital Market LLC, any other national securities exchange, or any other nationally recognized trading system. Without a trading market, the liquidity of the warrants will be extremely limited.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the warrants, and generally including any reorganization, recapitalization, or reclassification of our shares of common stock, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding shares of common stock), the holders of the warrants will be entitled to receive, upon exercise of the common warrants, the kind and amount of securities, cash, or other property that such holders would have received had they exercised the common warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the common warrants. In the event of certain fundamental transactions (as defined in the warrants ), the holders of the warrants will have the right to receive the Black Scholes value of the warrants calculated pursuant to a formula set forth in the warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of common stock.

No Rights as a Shareholder

Except by virtue of such holder’s ownership of shares of common stock, the holder of a warrant does not have the rights or privileges of a holder of shares of our common stock, including any voting rights, until such holder exercises the warrant.

Description of Pre-Funded Warrants

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered as part of this offering. You should review a copy of the form of pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants.

Term.

The pre-funded warrants will be exercisable on the date of issuance and will not expire.

Exercisability.

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice of exercise and payment in full for the number of shares of common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of common stock issuable upon exercise of the pre-funded warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of, the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a pre-funded warrant, the pre-funded warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the pre-funded warrant.

Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of the pre-funded warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the pre-funded warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise of the pre-funded warrant.

Exercise Price.

The exercise price of the pre-funded warrants is $0.001 per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock splits, stock dividends, recapitalizations or otherwise.

 Transferability.

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Exchange Listing.

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Capital Market LLC, any other national securities exchange, or any other nationally recognized trading system. Without a trading market, the liquidity of the pre-funded warrants will be extremely limited.

Fundamental Transactions.

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization, or reclassification of our shares of common stock, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding shares of common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the comm warrants, the kind and amount of securities, cash, or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants.

Right as a Shareholder.

Except by virtue of such holder’s ownership of shares of common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of shares of our common stock, including any voting rights, until such holder exercises the pre-funded warrant.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. Our certificate of incorporation provides that directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all of our outstanding stock or without cause by the affirmative vote of the holders of at least 66 and 2/3% of the voting power of all of our outstanding stock.

Our certificate of incorporation provides that certain amendments of our certificate of incorporation and amendments by our stockholders of our bylaws require the approval of at least 66 and 2/3% of the voting power of all of our outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could delay changes in management.

Our certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, any action asserting a claim arising pursuant to any provision of the General Corporation Law, our certificate of incorporation or our bylaws or any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. This forum selection provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. Notwithstanding the foregoing, the exclusive provision shall not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act, or the Securities Act, or the respective rules and regulations promulgated thereunder.

Additionally, our certificate of incorporation and bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company are deemed to have notice of and consented to this provision. The Supreme Court of Delaware has held that this type of exclusive federal forum provision is enforceable. There may be uncertainty, however, as to whether courts of other jurisdictions would enforce such provision, if applicable.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice requirements of our bylaws in all respects. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our bylaws provide that a special meeting of our stockholders may be called only by our Secretary and at the direction of our board of directors by resolution adopted by a majority of our board of directors. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of our board of directors, the president or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

Our bylaws do not allow our stockholders to act by written consent without a meeting. Without the availability of stockholder action by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders’ meeting.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the General Corporation Law, or Section 203. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

●	prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

The provisions of Delaware law and our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in management. It is possible that these provisions may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Following such time, if any, as our capital stock is listed on a national securities exchange or is held of record by more than 2,000 stockholders, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law, as amended.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, please see the section titled “Directors and Executive Officers—Limitation of Liability and Indemnification.”

Listing

We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “AMST”. No assurance can be given that our application will be approved.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, or CST. CST’s address is 1 State Street 30th Floor, New York, NY 10004-1561 and its telephone number is (212) 845-3215.

UNDERWRITING

The Benchmark Company, LLC is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the assumed public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and accompanying warrants or pre-funded warrants and accompanying warrants listed next to its name in the following table:

Underwriters	Number of Shares and Accompanying Warrants	Number of Pre- Funded Warrants and Accompanying Warrants
The Benchmark Company, LLC
Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock and accompanying warrants offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock and accompanying warrants are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of common stock and accompanying warrants offered by this prospectus if any such shares of common stock and accompanying warrants or pre-funded warrants and accompanying warrants, other than those shares of common stock and accompanying warrants or pre-funded warrants and accompanying warrants covered by the over-allotment option described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted a 30-day option to the representative of the underwriters to purchase additional shares of common stock up to 15% of the shares issued in the offering and/or additional pre-funded warrants and/or additional warrants up to 15% of the warrants issued in the offering at the public offering price less the underwriting discount, solely to cover over-allotments, if any. The representative may exercise this option for 30 days from the date of this prospectus solely to cover sales of shares of common stock and accompanying warrants by the underwriters in excess of the total number of shares of common stock and accompanying warrants set forth in the table above. If any of these additional shares and/or warrants are purchased, the underwriters will offer the additional shares of common stock and/or warrants on the same terms as those on which the shares are being offered.

Discounts, Commissions and Reimbursement

The underwriters propose initially to offer the shares of common stock and accompanying warrants or pre-funded warrants and accompanying warrants to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $[ ]  per share and accompanying warrant. If all of the shares of common stock and accompanying warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the assumed public offering price, underwriting discounts, and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representative of the underwriters.

	Per Share and Accompanying Warrant	Per Pre- Funded Warrant and Accompanying Warrant	Total Without Over- allotment Option	Total With Over- allotment Option
Public offering price	$	$	$	$
Underwriting discounts and commissions (7.0%)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

We have paid an expense deposit of $           to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A). We have also agreed to pay certain of the representative’s expenses relating to the offering; provided, however, that the total costs and expenses relating to this offering for which we will reimburse the underwriters shall not exceed $125,000 plus $7,500 for background checks.

Our total estimated expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $[●] .

Right of First Refusal

We have granted the representative of the underwriters a right of first refusal, for a period of twelve months from the closing of this offering, to act as lead or joint-lead investment banker, lead or joint-lead investment banker, lead or joint-lead book runner, lead or joint placement agent and/or investment banker or advisor, at the representative’s discretion, for each and every future public and private equity, equity-linked or debt offering (excluding any PIPEs, private placements or similar financings consummated, placed or arranged by the Company with pre-existing shareholders), including all equity linked financings during such twelve month period, of the company, or any successor to or subsidiary of the Company.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

In connection with this offering, our directors and officers and holders of our common stock who are “affiliates” as such term is defined in Rule 144 as of the effective date of this registration statement will enter into customary “lock-up” agreements in favor of the underwriters for a period of ninety (90) days from the date of this offering. We have agreed with the underwriters that, for a period of ninety (90) days from the closing of this offering, we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any capital stock or any securities convertible into or exercisable or exchangeable for capital stock; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any capital stock or any securities convertible into or exercisable or exchangeable for capital stock.

Representatives’ Warrants

We have agreed, upon the closing of this offering, including upon the closing of any offering of securities sold to cover over allotments, to issue to the underwriters warrants, or the representatives’ warrants, to purchase a number of shares of common stock equal to 5.0% percent of the total number of securities sold in this public offering. The representatives’ warrants and the shares of common stock underlying the representatives’ warrants are being registered on the registration statement of which this prospectus forms a part. The representatives’ warrants will be exercisable at a price equal to $           per share (or 100% of the public offering price). The representatives’ warrants are also exercisable on a cashless basis. The representatives’ warrants are exercisable at any time and from time to time, in whole or in part, during the five-year period from the commencement of sales of this offering in accordance with FINRA Rule 5110(g)(8(A), commencing six months after the effective date of the registration statement related to this offering.

The representatives’ warrants and the common shares underlying the representatives’ warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e) of FINRA. The representatives, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the representatives’ warrants or the securities underlying the representatives’ warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the representatives’ warrants or the underlying shares for a period of 180 days from the effective date of the registration statement. Additionally, the representatives’ warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. The representatives’ warrants will provide for adjustment in the number and price of the representatives’ warrants and the common shares underlying such representatives’ warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the U the shares of common stock and accompanying warrants include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. It is also possible that after the offering, our common stock will not trade in the public market at or above the public offering price.

Stabilization

 In connection with this offering, the underwriters may engage in stabilizing transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the option. If the underwriters sell more securities than could be covered by exercise of the option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of its securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Other Relationships

The underwriters and their respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us in this offering will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. ArentFox Schiff LLP, Washington, D.C., has acted as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The financial statement as of, and for the year ended June 30, 2025, included in our Annual Report on Form 10-K/A for the year ended June 30, 2025 and incorporated by reference in this registration statement, have been so incorporated by reference in reliance upon the report of Novogradac & Company LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statement as of, and for the year ended June 30, 2024, included in our Annual Report on Form 10-K/A for the year ended June 30, 2025 and incorporated by reference in this registration statement, have been so incorporated by reference in reliance upon the report of Turner, Stone & Company, L.L.P, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.amesite.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus form a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that relate to such items:

●	our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 29, 2025;

our Amendment to our Annual Report on Form 10-K/A for the year ended June 30, 2025, filed with the SEC on October 28, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025 and December 31, 2025, filed with the SEC on October 24, 2025 and February 6, 2026, respectively;

●	our Current Reports on Form 8-K filed with the SEC on October 28, 2025 and October 30, 2025; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 23, 2020, including any amendments or reports filed with the SEC for the purposes of updating such description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Amesite Inc., 607 Shelby Street, Suite 700 PMB 214, Detroit, MI 48226, (734) 876-8141. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

2,777,778 Shares of Common Stock

and accompanying Warrants to purchase 2,777,778 Shares of Common Stock

2,777,778 Shares of Common Stock Underlying such Warrants

Pre-Funded Warrants to purchase 2,777,778 Shares of Common Stock

2,777,778 Shares of Common Stock Underlying such Pre-Funded Warrants

Amesite Inc.

PRELIMINARY PROSPECTUS

, 2026

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

Amount to be paid
SEC registration fee	$1,627.85
FINRA filing fee	$2,268.13
Accounting fees and expenses	$40,000.00
Legal fees and expenses	$150,000.00
Printing and engraving expenses	$5,000.00
Miscellaneous	$5,000.00
Total	$203,896.70

Item 14. Indemnification of Directors and Officers

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he/she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Certificate of Incorporation and Bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or who was an employee or agent of a predecessor corporation or another enterprise at the request of such predecessor corporation, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Certificate of Incorporation and Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities issued by us since during the prior three years that were not registered under the Securities Act.

2025

During the year ended June 30, 2025, 121,250 options to purchase common stock were issued to employees under our 2018 Equity Incentive Plan.

The foregoing issuances were exempt from registration under Section 4(a)(2) of the Securities Act.

2024

During the year ended June 30, 2024; 6,292 options to purchase common stock were issued to employees under our 2018 Equity Incentive Plan.

The foregoing issuances were exempt from registration under Section 4(a)(2) of the Securities Act.

2023

During the year ended June 30, 2023, 999 options to purchase common stock were issued to employees under our 2018 Equity Incentive Plan and 14,083 shares of common stock were issued to consultants.

The foregoing issuances were exempt from registration under Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit		Filed with this	Incorporated by Reference
Number	Exhibit Title	Form S-1	Form	File No.	Exhibit	Date Filed
1.1	Form of Underwriting Agreement	X
2.1	Agreement and Plan of Merger and Reorganization, dated April 26, 2018, by and among Lola One Acquisition Corporation, Lola One Acquisition Sub, Inc., and Amesite Inc.		S-1/A	333-248001	2.1	9/4/2020
2.2	Form of Agreement and Plan of Merger and Reorganization, dated July 14, 2020, by and between Amesite Operating Company, a Delaware corporation, and Amesite Inc., a Delaware corporation		S-1/A	333-248001	2.2	9/4/2020
3.1	Certificate of Incorporation of the Registrant.		10-Q	001-39553	3.1	11/16/2020
3.2	Bylaws of the Registrant, as amended		10-Q	001-39553	3.4	5/15/2025
3.3	Certificate of Designations of Series A Preferred Stock, dated January 13, 2023		8-K	001-39553	3.1	1/13/2023
3.4	Certificate of Amendment to Certificate of Incorporation of Amesite Inc. dated February 16, 2023		8-K	001-39553	3.1	2/21/2023
4.1	Form of Warrant		8-K	001-39553	4.1	9/1/2022
4.2	Form of Placement Agent Warrant		8-K	001-39553	4.2	9/1/2022
4.3	Description of Registrant’s Securities		10-K	001-39553	4.3	10/6/2023
4.4	Form of Common Stock Certificate		S-3	333-282999	4.1	11/5/2024
4.5	Form of Senior Debt Indenture, between the Company and one or more trustees to be names		S-3/A	333-282999	4.2	12/13/2024
4.6	Form of Subordinated Debt Indenture, between the Company and one or more trustees to be named		S-3/A	333-282999	4.3	12/13/2024
4.7	Form of Underwriters’ Warrant		8-K	001-39553	4.1	1/10/2025
4.8	Form of Warrant	X
4.9	Form of Pre-Funded Warrant	X
4.10	Form of Representative’s Warrant	X
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP	X
10.1+	2017 Equity Incentive Plan and forms of award agreements thereunder, assumed in the Reorganization		S-1/A	333-248001	10.7	9/4/2020
10.2+	2018 Equity Incentive Plan and forms of award agreements thereunder, assumed in the Reorganization.		S-1/A	333-248001	10.8	9/4/2020
10.3+	First Amendment to Amesite Inc. 2018 Equity Incentive Plan		8-K	001-39553	10.1	2/21/2023
10.4+	Second Amendment to Amesite Inc. 2018 Equity Incentive Plan		S-8	333-284031	4.3	12/23/2024
10.5+	Amesite Inc. Deferred Fee Plan		10-K	001-39553	10.4	9/30/2024
10.6+	Berman CFO Agreement		8-K	001-39553	10.1	11/26/2024
10.7	Underwriting Agreement, dated January 7, 2025, by and between the Company and Laidlaw & Company (UK) Ltd., as representative of the several underwriters listed in Schedule I thereto		8-K	001-39553	1.1	1/10/2025
16.1	Letter from Turner, Stone & Company, L.L.P. dated June 24, 2025		8-K	001-39553	16.1	6/26/2025
19.1	Amesite Inc. Insider Trading Compliance Program		10-K	001-39553	19.1	9/30/2024
23.1	Consent of Novogradac & Company LLP	X
23.2	Consent of Turner, Stone, & Co., LLP	X
23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page to this registration statement)	X
107	Filing Fee Table	X

+	Management contract or compensatory plan or arrangement.
#	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because such information is both not material and is the type that the Company treats as private or confidential.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, State of Michigan, on April 20, 2026.

AMESITE INC.

By:	/s/ Ann Marie Sastry
Ann Marie Sastry, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ann Marie Sastry, Ph.D., his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ann Marie Sastry	Chief Executive Officer, President and Chairman of the Board	April 20, 2026
Ann Marie Sastry, Ph.D.	(Principal Executive Officer)

/s/ Sarah Berman	Principal Financial and Accounting Officer	April 20, 2026
Sarah Berman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Barbie Brewer	Director	April 20, 2026
Barbie Brewer

/s/ Michael Losh	Director	April 20, 2026
Michael Losh

/s/ Gilbert S. Omenn	Director	April 20, 2026
Gilbert S. Omenn, M.D., Ph.D.

/s/ George Parmer	Director	April 20, 2026
George Parmer